                                                                                                                    Exhibit 20a
Metris Receivables, Inc.                                     Metris Master Trust                                 Monthly Report
Securityholders' Statement                                      Series 1999-2                                          Oct-2005

Section 5.2                                                        Class A               Class B                     Total
(i)  Security Amount                                          500,000,000.00          49,450,550.00              549,450,550.00
(ii)  Security Principal Distributed                                    0.00                     --                        0.00
(iii)  Security Interest Distributed                            2,008,888.89                     --                2,008,888.89
        Security Interest Distributed based on
         $1,000 per Security                                       4.0177778                     --                   4.0177778
(iv)  Principal Collections                                    35,685,543.10           3,529,339.47               39,214,882.56
(v)  Finance Charge Collections                                11,738,509.57           1,160,951.54               12,899,461.11
       Recoveries                                                 414,206.10              40,965.44                  455,171.54
       Principal Funding Account Investment Earnings                    0.00                   0.00                        0.00
       Accumulation Period Reserve Account
           Investment Earnings                                          0.00                   0.00                        0.00
         Total Finance Charge Collections                      12,152,715.67           1,201,916.98               13,354,632.65
                   Total Collections                           47,838,258.77           4,731,256.45               52,569,515.21
(vi)  Aggregate Amount of Principal Receivables                           --                     --            5,449,941,497.51
       Invested Amount (End of Month)                         500,000,000.00          49,450,550.00              549,450,550.00
       Floating Allocation Percentage                              9.1744104%             0.9073593%                 10.0817697%
       Fixed/Floating Allocation Percentage                        9.1744104%             0.9073593%                 10.0817697%
       Invested Amount (Beginning of Month)                   500,000,000.00          49,450,550.00              549,450,550.00
       Average Daily Invested Amount                                      --                     --              549,450,550.00
(vii)  Receivable Delinquencies
         (As a % of Total Receivables)                                    --                     --                          --
       Current                                                            --                  87.18%           4,988,614,992.63
       30 Days to 59 Days
        (1 to 29 Days Contractually Delinquent)                           --                   4.51%             258,161,638.31
       60 Days to 89 Days
        (30 to 59 Days Contractually Delinquent)                          --                   2.40%             137,169,496.11
       90 Days and Over
        (60+ Days Contractually Delinquent)                               --                   5.91%             338,472,674.21
                   Total Receivables                                      --                 100.00%           5,722,418,801.26
(viii)  Aggregate Investor Default Amount                                 --                     --                6,687,742.29
         As a % of Average Daily Invested Amount                          --                     --                          --
        (Annualized based on 365 days/year)                               --                     --                       14.33%
(ix)  Charge-Offs                                                       0.00                   0.00                        0.00
(x)  Servicing Fee                                                        --                     --                  933,313.26
(xi)  Unreimbursed Redirected Principal Collections                       --                     --                        0.00
(xii)  Excess Funding Account Balance                                     --                     --                        0.00
(xiii)  New Accounts Added                                                --                     --                     103,097
(xiv)  Average Gross Portfolio Yield                                      --                     --                       28.62%
         Average Net Portfolio Yield                                      --                     --                       14.29%
(xv)  Minimum Base Rate                                                   --                     --                        6.52%
        Excess Spread                                                     --                     --                        7.77%
(xvi)  Principal Funding Account Balance                                  --                     --                        0.00
(xvii)  Accumulation Shortfall                                            --                     --                        0.00
(xviii)  Scheduled date for the commencement of
           the Accumulation Period                                        --                     --                  April 2006
        Accumulation Period Length                                        --                     --                         N/A
(xix)  Principal Funding Account Investment Proceeds Deposit              --                     --                        0.00
        Required Reserve Account Amount                                   --                     --                        0.00
        Available Reserve Account Amount                                  --                     --                        0.00
        Covered Amount                                                    --                     --                        0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                        --                     --              500,000,000.00
        Deposit to the Caps Proceeds Account                              --                     --                        0.00
(xxi)  Policy Claim Amount                                                --                     --                        0.00
(xxii)  Net Excess Spread Trigger Event Occurrence                        --                     --                         Yes
          Invested Amount                                                 --                     --              549,450,550.00
          Current One Month Excess Spread (%)                             --                     --                        7.77%
          Current Three Month Average Excess Spread (%)                   --                     --                        8.44%
          Required Spread Account Deposit (%)                             --                     --                        1.50%
         Spread Account Maximum as of 11/17/05 ($)                        --                     --                   8,241,758
              Excess Spread, Beginning Balance, 10/1/05                   --                     --                   8,241,758
              Current Month Deposits                                      --                     --                           0
              Current Month Releases                                      --                     --                           0
          Excess Spread, Ending Balance, 10/31/05                         --                     --                   8,241,758